UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

EMRISE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway Durham, North Carolina 27713
(Address of Principal Executive Offices)

(408) 200-3040

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Treasurer

Effective February 5, 2013, the Board of Directors (the “Board”) of EMRISE Corporation, a Delaware corporation (the “Company”) unanimously approved the appointment of Mr. Timothy J. Blades (“Mr. Blades”) as Chief Financial Officer and Treasurer of the Company. Mr. Blades will continue to serve as the Company’s Principal Accounting Officer and Secretary. Below is a description of Mr. Blades’ professional work experience

Timothy Blades, age 55

Mr. Blades, age 55, has served as the Company’s Director of Finance, Principal Accounting Officer and Secretary on an interim basis since March 2012. Mr. Blades is currently the owner of TJB Advisory Services Limited, located in England, for which he has worked as an independent, self-employed, consultant since 2010. From 2002 until 2010, Mr. Blades served as a Regional Managing Partner of Grant Thorton UK LLP.

Mr. Blades received a Bachelor of Arts in Business Studies from University of Sheffield UK in 1978.

Family Relationships

Mr. Blades does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangement

In connection with the appointment, Mr. Blades is set to receive as compensation (i) £120,000 per annum; (ii) stock options to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.55 per share; and (iii) other benefits consistent with other executive officers of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated February 5, 2013, “EMRISE Corporation Names Timothy J. Blades Chief Financial Officer, Treasurer”

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMRISE CORPORATION

Date: February 6, 2013	By:	/s/ Carmine T. Oliva
Carmine T. Oliva
Chief Executive Officer